UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM 8-K

                                 CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURTIES AND EXCHANGE ACT OF 1934

                         Date of Report: August 21, 2006
                Date of earliest event reported: August 18, 2006

--------------------------------------------------------------------------------
                               AMISTAR CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

          CALIFORNIA                      0-13403                95-2747332
(State or other jurisdiction of         (Commission           (I.R.S. Employer
incorporation or organization)          file number)        Identification No.)

                                237 VIA VERA CRUZ
                            SAN MARCOS, CA 92078-2698
                         (Address of principal executive
                                    offices)

                            AREA CODE (760) 471-1700
                         (Registrant's telephone number,
                              including area code)

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 18, 2006, Amistar Corporation issued a press release announcing its financial results for the second quarter of 2006. A copy of the press release is furnished as Exhibit 99 to this report and is incorporated herein by reference.

Item 9.01

Exhibit 99-Press Release of Amistar Corporation dated August 18, 2006, reporting Amistar's financial results for the second quarter 2006.

AMISTAR REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS

SAN MARCOS, CALIFORNIA, August 18, 2006 /PRIMEZONE/ -- Amistar Corporation (OTC Bulletin Board-AMTA.OB) today reported sales and results for the three and six months ended June 30, 2006.

The Condensed Consolidated Statements of Operations included in this release reflect the AMS operating results presented as a discontinued operation.

Net sales for the three months ended June 30, 2006 increased $99,000 or 9% to $1,186,000, compared to $1,087,000 for the same quarter in 2005. Net sales for the six months ended June 30, 2006 decreased $312,000, or 14%, from $2,219,000 in the six months ended June 30, 2005, to $1,907,000.

There was a net loss from continuing operations for the three months ended June 30, 2006 of $740,000 or $0.23 per share compared to a net loss from continuing operations of $1,134,000 or $0.36 per share for the same quarter in 2005. The loss from discontinued operations was $76,000 for the three months ended June 30, 2006 compared to a $122,000 loss during the same period in 2005. There was a net loss from continuing operations for the six months ended June 30, 2006 of $1,745,000 or $0.54 per share compared to a net loss from continuing operations of $1,742,000 or $0.56 per share for the same period in 2005. The income from discontinued operations was $11,000 for the six months ended June 30, 2006 compared to a $168,000 loss during the same period in 2005.

The operating loss from continuing operations for the three months ended June 30, of 2006 and 2005, respectively, includes:

         o $221,000 and $522,000, for start-up and machine development costs related to the Distributed Delivery Networks venture to provide automated equipment and systems to the retail and other pharmacy markets.
         o $0 and $299,000, related to litigation defense and counter-suit costs for the lawsuit (now settled) with a competitor.

                         Condensed Consolidated Statements of Operations
                              (In thousands, expect per share data)


                                                  Three Months Ended        Six Months Ended
                                                        June 30,                 June 30,
                                                   2006         2005         2006         2005
                                                 -------      -------      -------      -------
Net Sales                                        $ 1,186      $ 1,087      $ 1,907      $ 2,219
Cost of Sales                                        985          870        1,613        1,612
                                                 -------      -------      -------      -------
Gross Profit                                         201          217          294          607
Operating Expenses                                 1,051        1,466        2,275        2,580
                                                 -------      -------      -------      -------
Operating Loss                                      (850)      (1,249)      (1,981)      (1,973)
Other Income                                         111          117          238          234
                                                 -------      -------      -------      -------
Loss Before Income Taxes                            (739)      (1,132)      (1,743)      (1,739)
Income Taxes                                           1            2            2            3
                                                 -------      -------      -------      -------
Net Loss from Continuing operations                 (740)      (1,134)      (1,745)      (1,742)
Income (Loss) from Discontinued Operation            (76)        (122)          11         (168)
                                                 -------      -------      -------      -------
Net Loss                                         $  (816)     $(1,256)     $(1,734)     $(1,910)
                                                 =======      =======      =======      =======

Loss Per Common Share on Continuing
   Operations-Basic and Diluted                  $ (0.23)     $ (0.36)     $ (0.54)     $ (0.56)
                                                 =======      =======      =======      =======

Income (Loss) Per Common Share on
   Discontinued Operations-Basic and Diluted     $ (0.02)     $ (0.04)     $  0.00      $ (0.05)
                                                 =======      =======      =======      =======
Shares Used In Per Share Calculation-
   Basic and Diluted                               3,270        3,143        3,227        3,143
                                                 =======      =======      =======      =======

Statements contained in this release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Part 1 of the Company's Annual Report on Form 10-KSB. Actual results may differ materially from anticipated results.

Amistar Corporation provides automation solutions primarily for the industrial and retail markets. The Company designs, develops, manufactures, markets and services a variety of automated equipment used to assemble electronic components and product identification media to printed circuit boards and other assemblies. In addition, the Company provides design and manufacturing resources to create customized factory automation equipment and other products according to customers' specification in a broad range of industries. Through its majority-owned subsidiary, Distributed Delivery Networks Corporation, the Company provides automated point-of-sale machines that control the dispensing of securely stored items such as consumer products and prescriptions to retail and other customers.

Additional information about Amistar is available at www.amistar.com and Distributed Delivery Networks Corporation at www.rx-apm.com


Contact:

Gregory Leiser
Vice-President Finance and CFO
760-471-3967
gregL@amistar.com